UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2014

DOVER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-4018	53-0257888
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3005 Highland Parkway

Downers Grove, Illinois 60515

(Address of principal executive offices, including zip code)

(630) 541-1540

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On February 6, 2014, Dover Corporation (“Dover”) issued a press release announcing that its board of directors formally approved the previously announced spin-off of certain of its communication technologies businesses through the distribution of 100% of the common stock of Knowles Corporation (“Knowles”) held by Dover to its shareholders.

The board of directors of Dover also set the distribution ratio, record date, and distribution date for the spin-off.

The distribution to Dover’s shareholders of record as of the close of business on February 19, 2014 (the “Record Date”) is expected to occur after the close of trading on the New York Stock Exchange on February 28, 2014. In the distribution, each Dover shareholder as of the Record Date will receive one share of Knowles’ common stock for every two shares of Dover common stock held as of the Record Date. Dover shareholders will receive cash in lieu of fractional shares of Knowles’ common stock.

The spin-off remains subject to the satisfaction or waiver of certain conditions. Dover currently expects that all conditions to the spin-off will be satisfied on or prior to the distribution date for the spin-off.

The press release announcing certain details of the spin-off is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Dover Corporation Press Release, dated February 6, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOVER CORPORATION
Date: February 6, 2014
	By:	/s/ Ivonne M. Cabrera
Ivonne M. Cabrera
Senior Vice President, General Counsel & Secretary

Exhibit Index

Exhibit Number	Description

99.1	Dover Corporation Press Release, dated February 6, 2014.